                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      December 20, 1996


                              PINNACLE MICRO, INC.
               (Exact name of Registrant as specified in charter)



           Delaware                  0-21892                    33-0238563
 (State or other jurisdiction      (Commission              (I.R.S. Employer
       of incorporation)           File Number)             Identification No.)


    19 Technology Drive, Irvine, California                       92618
    (Address of principal executive offices)                    (Zip code)



Registrant's telephone number, including area code      (714) 789-3000


                                 Not Applicable
         (Former name or former address, if changed, since last report)


                               Page 1 of 62 Pages

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Exhibit Number              Description                             Page Number

         99.1              Form of Offshore Securities
                           Subscription Agreement

         99.2              Form of Convertible Note

         99.3              Form of Warrant to Purchase
                           Shares of Common Stock of
                           Pinnacle Micro, Inc.

         99.4              Form of Registration Rights Agreement

ITEM 9.       SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

1. On December 20, 1996, the Company closed on offshore private placement of $5 million of 6% coupon convertible notes (before fees and expenses). The notes were sold to certain offshore accredited investors. First Bermuda Securities, Ltd. ("First Bermuda") acted as placement agent. The offshore offering was made pursuant to Regulation S and Section 4(2) of the Securities Act of 1933.

         The initial principal amounts of the notes may be converted, at the option of the holders, as follows: (a) 30% at a conversion price per share equal to 85% of the then average closing bid of the Company's common stock commencing 51 days after December 20, 1996; (b) 40% at a conversion price per share equal to 82.5% of the average closing bid price of the Company's common stock commencing 81 days after December 20, 1996; and (c) the remaining 30% at a conversion price per share equal to 80% of the average closing bid price of the Company's common stock commencing 111 days after December 20, 1996. Each conversion is calculated from the average closing bid price of the Company's stock the five trading days immediately before the conversion date.

         In addition to the convertible notes, each offshore investor was entitled to receive a pro rata share of warrants to purchase an aggregate of approximately 32,538 shares of the Common Stock of the Company at $4.61/share or 125% of the closing bid price of the Company's common stock on December 19, 1996. The warrants have a 12 month term and can be exercised at any time 90 days after December 20, 1996.

         The Company also granted the investors certain registration rights covering the shares of common stock issuable upon conversion of the notes under the terms of a registration rights agreement. First Bermuda, the placement agent, is entitled to receive a warrant to purchase approximately 65,076 shares of Company common stock at an exercise price of $4.61 per share. The form of note, subscription agreement and other documents contain a number of terms and covenants applicable to the Company, copies of which are filed as exhibits hereto and incorporated herein.

         The Company had previously announced its intention to raise approximately $8 million from an offshore private placement during the fourth quarter of 1996. In the end, an aggregate of $5 million of the notes as disclosed in this report were sold in the placement.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    January 7, 1997

                                             PINNACLE MICRO, INC.


                                             By: /s/Kenneth Campbell
                                                --------------------------------
                                                    Kenneth Campbell, President


                                             By: /s/Roger Hay
                                                --------------------------------
                                                    Roger Hay
                                                    Executive Vice President and
                                                    Chief Financial Officer